SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 16, 2005

                           MAGNA ENTERTAINMENT CORP.
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            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


           000-30578                                  98-0208374
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    (Commission File Number)             (I.R.S. Employer Identification No.)


        337 Magna Drive, Aurora, Ontario, Canada               L4G 7K1
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        (Address of Principal Executive Offices)              (Zip Code)


                                (905) 726-2462
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if changed since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     Entry into a material definitive agreement.

     On August 16, 2005, Magna Entertainment Corp. (the "Company") and Great Canadian Gaming Corporation ("Great Canadian") entered into a definitive share purchase agreement providing for the acquisition by Great Canadian of all of the outstanding shares of Ontario Racing Inc. ("ORI"), a wholly owned subsidiary of the Company, substantially on the terms set forth in the agreement in principle reached between the parties as announced on July 6, 2005 and set forth in the Company's Current Report on Form 8-K filed on July 12, 2005. ORI owns and operates Flamboro Downs, a standardbred racetrack, and is a siteholder for slot machines operated by the Ontario Lottery and Gaming Corporation, in Flamborough, Ontario. The sale is scheduled to close on September 30, 2005 and remains subject to customary closing conditions, including regulatory approval.

     Under the terms of the agreement, Great Canadian will pay to the Company aggregate consideration of Cdn. $50.0 million and US $23.6 million payable in both cash and through the assumption of approximately Cdn. $44.8 million of ORI's existing debt, subject to a working capital adjustment. Great Canadian has deposited US $3.0 million in trust against the purchase price, which will be forfeited to the Company if the transaction is not completed prior to September 30, 2005, subject to obtaining required regulatory approvals.

     On August 18, 2005, three majority owned subsidiaries of the Company (the "Vendors") entered into a share purchase agreement with Colonial Downs LP ("Colonial LP") pursuant to which Colonial LP has agreed to purchase all of the outstanding shares of Maryland-Virginia Racing Circuit, Inc. ("MVRC"). MVRC is a majority-owned indirect subsidiary of the Company that manages the operations of Colonial Downs, a thoroughbred and standardbred horserace track located in New Kent, Virginia, pursuant to a management agreement with Colonial LP, the owner of Colonial Downs. The management agreement is MVRC's sole material asset. The sale is subject to customary closing conditions, including regulatory approval. Under the terms of the share purchase agreement, Colonial LP will pay to the Vendors cash consideration of $7 million on closing and will issue to the Vendors a one-year interest-bearing note in the principal amount of $3 million. Colonial LP will also pay MVRC's prorated management fee for 2005 and repay approximately $145,000 plus accrued interest on an existing outstanding promissory note. The Vendors will further participate with Colonial LP in certain new ventures in Virginia, if and as they materialize.

ITEM 9.01     Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1  Copy of the Company's press release dated August 16, 2005.*

Exhibit 99.2  Copy of the Company's press release dated August 18, 2005.*

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*    The information in the press releases attached as Exhibit 99.1 and
     Exhibit 99.2 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  MAGNA ENTERTAINMENT CORP.
                                       (Registrant)



August 22, 2005                   by: /s/ Lee Jackson
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                                      Legal Counsel and Corporate Secretary


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